EXHIBIT 99.1




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NEWS RELEASE
April 1, 2019


                 FSI ANNOUNCES Full Year, 2018 FINANCIAL RESULTS
                  Conference call scheduled for Tuesday April
                        2nd, 2019, 11:00am Eastern time,
                               8:00am Pacific Time
                            See dial in number below

VICTORIA, BRITISH COLUMBIA, April 1, 2019 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the full year ended December 31, 2018.

Mr. Daniel B. O'Brien, CEO, states, "We are pleased with the revenue for the quarter and the year. Even after allowing for discontinued Ecosavr business, 2018 year ended very positively. We will do our best to continue the growth in 2019. The accounting treatment for cleanup after the fire makes the financials very confusing and we caution that the effects of the fire will show up in our financials for several more quarters - at least until the end of 2019." Mr. O'Brien continues, "There were also raw material price increases in the quarter that affected margins and profits. We will move topass these costs on over the next several months."

     o Sales for the full year, 2018 were up approximately 15% to $17,829,518 when compared to sales of $15,494,325 for full year, 2017. The result was an after tax GAAP accounting net income of $2,490,268, or $0.21 per weighted average share for 2018, compared to an after tax GAAP accounting net income of $1,754,741, or $0.15 per weighted average share for full year 2017. Note: Both 2017 and 2018 financial statements include a significant insurance payout as a result of the fire at the Taber, Alberta factory (see "Gain on involuntary disposition"). This insurance payout will make year over year financial comparisons difficult in the short term. o o Basic weighted average shares used in computing earnings per share amounts for the full year were: 11,630,136 and 11,485,580 for full year, 2018 and full year, 2017 respectively.

     o Non-GAAP operating cash flow: For the 12 months ending December 31, 2018, net income reflects $453,753 of non-cash charges (depreciation and stock option expenses), as well as gain (loss) on disposition (and involuntary disposition) of equipment, interest income, loss on investment, write down of inventory, deferred tax expense, and income tax. These items are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,829,328, or $0.16 per share. This compares with operating cash flow of $1,914,148, or $0.17 per share, in the corresponding 12 months of 2017 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger.

* a conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Tuesday April 2, 2019.

CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1-888-256-1007 (or 1-323-994-2093) just prior to the scheduled call time. The conference call title, "Full Year 2018 Financial Results," may be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the periods ended December 31, 2017 and 2018. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:


                                       3
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                               FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
       For 12 Months Ended December 31 (12 Months Operating Cash Flow unaudited)
--------------------------------------------------------------------------------

                                                   3 and 12 month revenue ended
                                                             Dec. 31
                                                       2018           2017
                                                 -------------------------------
3 month                                                  3 month revenue
-------
                                                  ------------------------------
Revenue NON-GAAP                                  $   5,674,167  $   2,838,865


                                                  ------------------------------

                                                         12 month revenue
                                                 -------------------------------
12 month
Revenue GAAP                                      $ 17,829,518   $ 15,494,325
Net income (loss) GAAP                            $  2,490,268 a $  1,754,741 a
Net income (loss) per share GAAP                  $       0.21 a $       0.15 a

--------------------------------------------------------------------------------

12 month weighted average shares used in             11,630,136     11,485,580
computing per share amounts - basic GAAP
                                                  ------------------------------
                                                   12 month Operating Cash Flow
The following calculations begin with: Net                ended Dec. 31
income (loss). GAAP
                                                  ------------------------------

Operating cash flow (12 month). NON-GAAP.         $  1,829,328 b $ 1,914,148 b

Operating Cash flow per share (12 months) -       $       0.16 b $      0.17 b
basic. NON-GAAP
Net Non-cash Adjustments (as per Consolidated     $    453,753 c $   402,708 c
Statement of Cash Flow - 12 month) - NON-GAAP

12 month basic weighted average shares used in      11,630,136    11,485,580
computing per share amounts - basic. GAAP
--------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP - there were a significant insurance payouts in both 2017 and 2018 as a result of the fire at the Taber, Alberta factory (see "Gain on involuntary disposition").

b) Non-GAAP - amounts exclude certain cash and non-cash items: Depreciation and stock option expense (2018 = $453,753, 2017 = $402,708), Gain/(loss) on the Involuntary disposition (or sale) of equipment (2018 = $1,714,261, 2017 = $2,043,614), Write down of inventory (2018 = N/A, 2017 = $51,346),
     Interest income (2018 = $36,843,  2017 = $913),  Loss on investment (2018 =
     $3,281,  2017 = $84,066),  Deferred  tax expense  (2018 = $100,000,  2017 =
     $985,495),  and  Income tax (2018 =  $533,130,  2017 =  $680,319).  See the
     financial statements for all adjustments.

c) Non-GAAP - amounts represent depreciation and stock compensation expense. Safe Harbor Provision The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                  6001 54th Ave, Taber, Alberta, CANADA T1G 1X4

                                                                     Jason Bloom

                                                         Toll Free: 800 661 3560
                                                              Fax: 250 477 9912
                                              E-mail: info@flexiblesolutions.com

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out more  information  about Flexible  Solutions and our products,  please visit
www.flexiblesolutions.com.